EXHIBIT 10.1

EXECUTION COPY

SERIES B-1 PURCHASE AGREEMENT

THIS SERIES B-1 PURCHASE AGREEMENT (the “Agreement”) is made as of the 24th day of November 2021 by and between Gridiron Nutrients, Inc., a Nevada corporation (the “Company”), and the Purchaser signatory hereto (the “Purchaser”).

WHEREAS, the Company has authorized a series of convertible preferred stock designated as Series B-1 Convertible Preferred Stock, $0.001 par value (the “Series B-1”), the terms of which are set forth in the Certificate of Designations for such series of Series B-1 Preferred Stock (the “Certificate of Designations”) which appears as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 10, 2021.

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company desires to issue and sell, and the Purchaser desires to purchase up to the aggregate number of shares of Series B-1 described, and on the terms and conditions, set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Purchase and Sale; Closing.

1.1. Subject to the terms and conditions of this Agreement, on the date of this Agreement (the “Closing Date”), the Company hereby issues, sells, conveys, assigns, transfers and delivers to the Purchaser, and the Purchaser hereby purchases, acquires and accepts from the Company, 2,694,514 shares of Series B-1 at a price equal to $0.742245 per share or $2,000,000.00 in the aggregate (the “Purchase Price”).

1.2. On or prior to the Closing Date, the Purchaser shall deliver to the Company the following: (i) the Purchase Price by wire transfer of immediately available U.S. funds to a bank account provided to the Purchaser in writing by the Company; and (ii) a certificate of an officer of the Purchaser certifying to the Company that the representations and warranties of the Purchaser contained in this Agreement are true and correct as of the Closing Date and that the remaining conditions of Section 4.2 have been satisfied.

1.3. On or prior to the Closing Date, the Company shall deliver to the Purchaser the following: (i) a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing the number of shares of Series B-1 purchased by the Purchaser hereunder; (ii) a copy of the irrevocable instructions to the Company’s transfer agent and acknowledged by the transfer agent instructing the transfer agent to reserve in favor of the Purchaser the Required Reserve Amount as defined by the Certificate of Designations and (iii) a certificate of an officer of the Company certifying to the Purchaser that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the remaining conditions of Section 4.1 have been satisfied.

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2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement.

2.2. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other documents and agreements incident to the performance of all obligations of the Company hereunder, and the authorization of the issuance (and reservation for issuance) of the Series B-1 and the shares of the Company’s common stock (the “Common Stock”) issuable upon conversion of the Series B-1 have been taken on or prior to the date hereof. The Certificate of Designations has been validly filed with the Secretary of State of the State of Nevada and, as of the date hereof and the date of each Closing, remains in full force and effect.

2.3. Valid Issuance of the Series B-1. The Series B-1 shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the Common Stock when issued in accordance with the terms of the Certificate of Designations, for the consideration expressed therein, will be duly and validly issued, fully paid and non-assessable. The Company shall have reserved from its duly authorized capital stock not less than 125% of the maximum number of shares of Common Stock issuable upon conversion of the Series B-1 (assuming for purposes hereof that such Series B-1 are convertible at the initial Conversion Price (as defined in the Certificate of Designations) and any such reservation shall not take into account any limitations on the conversion of the Series B-1 set forth in the Certificate of Designations.

2.4. Exemption from Registration; Compliance With Laws. The offer and issuance of the Series B-1 as contemplated by this Agreement is exempt from the registration requirements of the Securities Act of 1933 (as amended, the “Securities Act”). Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption(s). The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and the Company has not received written notice of any such violation.

2.5. Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein. As used in this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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2.6. Acknowledgment Regarding Purchaser’s Purchase of shares of Series B-1. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length security purchaser with respect to this Agreement and the transactions contemplated hereby and thereby and that the Purchaser is not an officer or director of the Company or (ii) to the knowledge of the Company, as of the date hereof, a “beneficial owner” of more than 10% of the outstanding shares of Common Stock (as defined for purposes of Rule 13d-3 under the Securities Exchange Act of 1934). The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the transactions contemplated hereby, and any advice given by the Purchaser or any of its representatives or agents in connection with the transactions contemplated hereby is merely incidental to the Purchaser’s acceptance of the Series B-1. The Company further represents to the Purchaser that the Company’s decision to enter into the Agreement has been based solely on the independent evaluation by the Company and its representatives.

2.7. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, the Series B-1 or any of the Company’s officers or directors in their capacities as such which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.8. Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.9. No Commission Paid. Neither the Company nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration relating to the transactions contemplated by this Agreement.

2.10. Professional Fees. The Company hereby represents and warrants that it is “current” in professional fees payable to the professionals who have been engaged to provide services to the Company, including, but not limited to, its auditors, accountants, attorneys, EDGAR filing agent and transfer agent (collectively, the “Professionals”).

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3. Representations and Warranties of the Purchaser. The Purchaser hereby represents, warrants and covenants to the Company that:

3.1. Authorization. The Purchaser has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

3.2. Accredited Investor Status; Investment Experience. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Purchaser can bear the economic risk of its ownership of the Series B-1, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in and the terms of the Series B-1. The Purchaser is not purchasing the Series B-1 as a result of any advertisement, article, notice or other communication regarding the Series B-1 published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Purchaser's knowledge, any other general solicitation or general advertisement.

3.3. No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series B-1 or the fairness or suitability of an investment in the Series B-1 nor have such authorities passed upon or endorsed the merits of the offering of the Series B-1.

3.4. Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and shall constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.5. Information on the Company. The Purchaser has been provided access to the Company’s annual, quarterly and current reports filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 via the Commission’s public website at www.sec.gov/EDGAR (the “SEC Reports”), and represents and warrants that the Purchaser has read and reviewed the SEC Reports. The Purchaser has relied solely on the SEC Reports in making its decision to acquire the Series B-1. The Purchaser is not relying on any documents or other information other than the SEC Reports in connection with its decision to enter into this Agreement.

3.6. Reliance on Exemptions. The Purchaser understands that the Series B-1 are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Series B-1.

3.7. Residency. The office in which investment decision of the Purchaser with respect to the Series B-1 was made is located at the address immediately below the Purchaser’s name on the signature page hereto.

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4. Conditions to Closing.

4.1. Conditions to Purchaser’s Obligations . The obligations of the Purchaser to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the fulfillment, to the Purchaser’s reasonable satisfaction, prior to or on the Closing Date, of each of the following conditions:

4.1.1. Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date as if made on and as of such date.

4.1.2. Filing of Certificate of Designations. At the Closing, the Company shall delivered evidence of the filing and acceptance of an amendment to the Certificate of Designations from the Secretary of State of the State of Nevada which increases the authorized number of shares of Series B-1 that the Company is permitted to issue from 2,694,514 to 5,389,028 and permits the Company to issue the Series B-1 as contemplated by this Agreement.

4.1.3. No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

4.1.4. Deliveries. The Company shall have furnished to the Purchaser all of the closing deliveries set forth in Section 1.3 hereof.

4.1.5. Consents. The Company shall have obtained all required consents and approvals required to affect the transaction hereunder.

4.1.6. Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

4.1.7. ST Biosciences, Ltd. Acquisition. The Company shall have completed the acquisition of all of the assets of ST Biosciences, Ltd.

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4.2. Conditions to the Company’s Obligations . The obligations of the Company to consummate the transactions contemplated by this Agreement is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or on the Closing Date, of each of the following conditions:

4.2.1. Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on the Closing Date as if made on and as of such date.

4.2.2. No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

4.2.3. Deliveries. The Purchaser shall have furnished to the Company all of the closing deliveries set forth in Section 1.2 hereof.

4.2.4. Consents. The Purchaser shall have obtained all required consents and approvals required to effect the transaction hereunder.

4.2.5. Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

5. Additional Covenants.

5.1. Disclosure. The Company shall, on or before 8:30 a.m., New York time, on the second business day after the Closing Date, file with the Commission a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement (with all exhibits attached thereto, the “8-K Filing”). From and after the filing of the 8-K Filing with the Commission, the Company shall have disclosed all material, non-public information (if any) provided to the Purchaser by the Company in connection with the transactions contemplated by this Agreement. In addition, effective upon the filing of the 8-K Filing with the Commission, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company and the Purchaser shall terminate. The Company shall not, and the Company shall cause each of its officers, directors, employees and agents not to, provide the Purchaser with any material, non-public information regarding the Company from and after the filing of the 8-K Filing with the Commission without the express prior written consent of the Purchaser (which may be granted or withheld in the Purchaser’s sole discretion). To the extent that the Company delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company shall promptly (but not later than the next Business Day) file such information with the Commission pursuant Regulation FD. The Purchaser shall have the right to pursue all remedies available to it in law or equity for failure of the Company to comply with this Section 5.1.

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5.2. Lock-Up. The Purchaser acknowledges that the shares of Series B-1 purchased hereunder may only be transferred pursuant to an effective registration statement under the Securities Act or an exemption therefrom, including Rule 144 promulgated by the Commission pursuant to the Securities Act. In addition, for a period of 180 days following the Closing, the Purchaser will not (and will cause its affiliates not to): (i) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Series B-1 or any Common Stock issuable upon conversion of the Series B-1 (collectively, the “Lock-Up Securities”), (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of the Lock- Up Securities, in cash or otherwise, or (3) publicly disclose the intention to do or cause any of the foregoing.

5.3. Blue Sky. The Company shall make all filings and reports relating to the issuance of the shares of Series B-1 contemplated under this Agreement as required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

5.4. Fees and Expenses. Other than $7,000 of legal fees and transaction expenses of Purchaser that is payable by the Company at Closing, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.5. Participation Rights in Future Financings.

(a) From and after the Closing Date until the earlier of (i) the sixteen (16) month anniversary of the Closing Date or (ii) the listing of the Common Stock on a national securities exchange (including, without limitation, the NYSE, NYSE American or NASDAQ), upon any issuance by the Company or any of its subsidiaries of Common Stock, Convertible Securities (as defined under the Certificate of Designations), or any combination of units thereof (including, without limitation, involving any Variable Price Securities (as defined under the Certificate of Designations)) effected by the Company for cash consideration (a “Subsequent Financing”), the Purchaser shall have the right to participate in such Subsequent Financing up to an amount of such Subsequent Financing equal to ten percent (10%) of such Subsequent Financing (the “Participation Maximum”), on the same terms, conditions and price provided for in the Subsequent Financing.

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(b) At least three Business Days immediately prior to the Business Day of the expected closing of the Subsequent Financing (or, if the Business Day of the expected announcement of the Subsequent Financing is the first Business Day following a holiday or a weekend (including a holiday weekend, on the Business Day immediately prior to such holiday weekend), the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre- Notice”) pursuant to Section 7.3, which Pre-Notice shall ask the Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Delivery of such Pre-Notice shall not be a breach of any covenant contained in this Agreement. Upon the request of the Purchaser, and only upon a request by the Purchaser, for a Subsequent Financing Notice, the Company shall, between the time period of 4:01 p.m. (New York City time) and 7:00 p.m. (New York City time) on the second (2nd) Business Day immediately prior to the Business Day of the expected closing of the Subsequent Financing (or, if the Business Day of the expected announcement of the Subsequent Financing is the first Business Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:01 p.m. (New York City time) on the Business Day immediately prior to such holiday or weekend and 2:00 p.m. (New York City time) on the day immediately after such Business Day immediately prior to such holiday or weekend), deliver a Subsequent Financing Notice to the Purchaser pursuant to Section 7.3. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person, or each of the Persons (as applicable), through or with whom such Subsequent Financing is proposed to be effected, and it shall also include as attachments thereto (or be simultaneously delivered to the Purchaser pursuant to Section 7.3) together with a term sheet or similar document relating thereto and the most current draft or execution version of each of the transaction documents (including each of the Convertible Securities to be issued in such Subsequent Financing, as applicable) relating to such Subsequent Financing.

(c) If the Purchaser desires to participate in such Subsequent Financing, the Purchaser shall provide written notice to the Company prior to 9:00 p.m. (New York City time) on the Business Day following the date on which the Subsequent Financing Notice is delivered to the Purchaser (the “Notice Termination Time”) stating that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation (not to exceed the Participation Maximum), and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Purchaser prior to the applicable Notice Termination Time, the Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(d) If, by the Notice Termination Time, the Purchaser’s written notice to the Company provided pursuant to Section 5.5(c) of its willingness to participate in the applicable Subsequent Financing states that the Purchaser is willing to participate in such Subsequent Financing in an amount less than the applicable Participation Maximum with respect to such Subsequent Financing, then the Company may effect the portion of such Participation Maximum exceeding the amount that the Purchaser has stated it is willing to participate in such Subsequent Financing on the same terms and with the same Person(s) set forth in the Subsequent Financing Notice.

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(e) If, by the Notice Termination Time, the Purchaser’s written notice to the Company provided pursuant to Section 5.5(c) of its willingness to participate in the applicable Subsequent Financing states that the Purchaser is willing to participate in such Subsequent Financing in an amount greater than the applicable Participation Maximum with respect to such Subsequent Financing, then the Purchaser shall have the right to participate in such Subsequent Financing in an amount equal to such Participation Maximum.

(f) The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 5.5 if the definitive principal agreement (or agreements) relating to the Subsequent Financing described in the initial Subsequent Financing Notice is (or are) not entered into by the Company for any reason on the same terms set forth in such Subsequent Financing Notice within two Business Days after the date of delivery of the initial Subsequent Financing Notice to the Purchaser pursuant to Section 5.5.

(g) The Company and the Purchaser agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release, or file with the SEC a Current Report on Form 8-K, by 9:15 a.m. (New York, NY time) on the next Business Day after execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a Business Day, on the immediately following Business Day) that discloses all of the material terms of the transactions contemplated by the transaction documents relating to such Subsequent Financing.

(h) Notwithstanding anything to the contrary in this Section 5.5 and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the Subsequent Financing described in the applicable Subsequent Financing Notice has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Purchaser will not be in possession of any material, non- public information, by 9:15 a.m. (New York, NY time) on the second Business Day following date of delivery of such Subsequent Financing Notice. If by 9:15 a.m. (New York, NY time) on such second Business Day, no public disclosure regarding such Subsequent Financing has been made by the Company, and no notice regarding the abandonment of such Subsequent Financing has been received by the Purchaser, such Subsequent Financing shall be deemed to have been abandoned by the Company and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

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6. Registration.

6.1. Piggyback Registration Rights. If, following the date hereof, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering or resale for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to Purchaser a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of shares of Common Stock issuable upon conversion of the Series B-1 then held by Purchaser as Purchaser requests to be registered; provided, however, that the Company shall not be required to register any such Common Stock pursuant to this Section 6.1 that is eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement that is available for resales or other dispositions by Purchaser.

7. Miscellaneous.

7.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in the State of Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

7.3. Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, to the address as provided for on the signature page to this agreement; provided, however, that any notices under Section 5.6 shall be provided only by email.

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7.4. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

7.5. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.6. Counterparts. This Agreement may be executed in two or more counterparts, via PDF or electronic signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7. Survival. The representations, warranties and covenants of the Company and the Purchaser contained herein shall survive the Closing and delivery of the Series B-1.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

GRIDIRON NUTRIENTS, INC.

By:	/s/ Jeffrey J. Kraws
Name:	Jeffrey J. Kraws
Title:	Chief Executive Officer

Address for Notice:	6991 East Camelback Road
Suite D-300 Scottsdale, AZ 85251
email: tim@gridironmvp.com

L1 CAPITAL GLOBAL OPPORTUNITIES MASTER FUND LTD.

By:	/s/ David Feldman
Name:	David Feldman
Title:	Portfolio Manager

Address for Notice:	1688 Meridian Avenue
Level 6
Miami Beach, FL 33139
Email: dfeldman@l1capitalglobal.com

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